NEWS RELEASE

FOR IMMEDIATE RELEASE
Concentra Announces Preliminary 2025 Financial Results, Provides 2026 Financial Guidance, and Announces Q4 2025 Earnings Call Date
ADDISON, TEXAS — January 28, 2026 — Concentra Group Holdings Parent, Inc. (“Concentra,” the “Company,” “we,” “us,” or “our”) (NYSE: CON), the nation’s largest provider of occupational health services by number of locations, today released preliminary unaudited financial results for the fourth quarter and full year ended December 31, 2025, exceeding its previously issued guidance for full year 2025. In addition, the Company is releasing its preliminary 2026 business outlook, and publishing a detailed Investor Book providing a comprehensive primer on Concentra’s business and industry. Concentra will issue its full fourth quarter and fiscal year 2025 financial results on February 26, 2026 and will host a conference call on February 27, 2026.
“The 2025 fiscal year was another transformative year for Concentra as we continued to provide superior outcomes and exceptional experience to our patients and customers, all while significantly growing our business,” said Keith Newton, Concentra’s Chief Executive Officer. “Our excellent performance in 2025 is a testament to our skilled and dedicated colleagues’ efforts to improve the health of America’s workforce, one patient at a time.”
“With over 300 locations added in 2025, we continue to elevate industry standards of care and further enhance Concentra’s ongoing efforts to deliver our differentiated value proposition across the United States,” said Matt DiCanio, Concentra’s President and Chief Financial Officer. “We are pleased to share our strong preliminary 2025 results, as well as provide our business outlook for 2026.”
Fourth Quarter and Full Year 2025 Preliminary Results
For the fourth quarter 2025, Concentra expects to report:

•Revenue of $539.1 million, an increase of 15.9% from $465.0 million in Q4 2024
•Net income of $36.2 million, an increase of 58.7% from $22.8 million in Q4 2024
•Net income attributable to the Company of $34.7 million, and Adjusted Net Income Attributable to the Company of $36.1 million
•Earnings per share of $0.27 and Adjusted Earnings per Share of $0.28
•Adjusted EBITDA of $95.3 million, an increase of 22.9% from $77.5 million in Q4 2024
•Patient visits of 3,264,322, or 51,005 visits per day, an increase in visits per day of 9.0% from 46,797 in Q4 2024
•Revenue per visit of $149.63, an increase of 3.1% from $145.08 in Q4 2024
•Capital expenditures of $20.2 million, an increase of 20.9% from $16.7 million in Q4 2024
•Repurchases of approximately 1.1 million shares of common stock totaling $22.4 million
•Total occupational health centers of 628, compared to 552 at the end of Q4 2024
•Total onsite health clinics of 411, compared to 157 at the end of Q4 2024

For full year 2025, Concentra expects to report:

•Revenue of $2,163.4 million, an increase of 13.9% from $1,900.2 million in FY 2024
•Net income of $172.8 million, slightly increased compared to $171.9 million in FY 2024
•Net income attributable to the Company of $166.4 million, and Adjusted Net Income Attributable to the Company of $176.0 million
•Earnings per share of $1.30 and Adjusted Earnings per Share of $1.37
•Adjusted EBITDA of $431.9 million, an increase of 14.6% from $376.9 million in FY 2024
•Cash balance of $79.9 million, $0 drawn under the revolving credit facility, and a net leverage ratio of approximately 3.4x

•Patient visits of 13,546,707, or 53,124 visits per day, an increase in visits per day of 7.7% from 49,311 in FY 2024
•Revenue per visit of $147.42, an increase of 4.3% from $141.30 in FY 2024
•Capital expenditures of $82.3 million, an increase of 28.0% from $64.3 million in FY 2024
•Free cash flow of $197.8 million
The definition of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA are presented in table I of this release. The definition of Adjusted Earnings per Share and a reconciliation of net income attributable to the Company and earnings per share on a fully diluted basis to Adjusted Net Income Attributable to the Company and Adjusted Earnings per Share on a fully diluted basis are presented in table II of this release. The definition of Free Cash Flow and a reconciliation of net cash provided by operating activities to Free Cash Flow are presented in table III of this release.
Financial results for the fourth quarter and full year ended December 31, 2025 are preliminary, based solely upon management estimates and currently available information, without audit or consolidating adjustments. There can be no assurance that our final results for the quarter ended December 31, 2025 will be consistent with these estimates, and any difference could be material. These estimates are neither guarantees of actual performance nor guarantees of, or indicative of, future performance. You should exercise caution in relying on these estimates and you should not draw any inferences from these estimates regarding financial and/or other data not provided or available.
2026 Business Outlook
We believe Concentra’s strong business performance in 2025 positions the Company well for continued growth as reflected in its 2026 financial guidance. For full year 2026, Concentra expects to deliver the following results:
•Revenue in the range of $2.25 billion to $2.35 billion
•Adjusted EBITDA in the range of $450 million to $470 million
•Net leverage ratio of 3.0x or below
•Free cash flow of $200 million to $225 million
•Capital expenditures in the range of $70 million to $80 million
A reconciliation of full year 2026 Adjusted EBITDA expectations to net income is presented in table VI of this release and a reconciliation of full year 2026 net cash provided by operating activities to Free Cash Flow, alongside a definition of Free Cash Flow, is presented in table VII of this release.
Conference Call
Concentra will release its full financial results for 2025 on Thursday, February 26, 2026 after the market closes, and will host a conference call regarding its 2025 financial results and 2026 business outlook on Friday, February 27, 2026, at 9 a.m. EST. The conference call can be accessed via the Earnings Call Webcast Link or via Concentra’s website at https://ir.concentra.com. A replay of the webcast will be available shortly after the call at the same locations.
Participants may join the audio-only version of the webcast session by calling:
Toll Free: 888-506-0062
International: 973-528-0011
Participant Access: All dial-in participants should ask to join the Concentra call.
A company presentation will be accessible on Concentra’s website at https://ir.concentra.com.
Investor Book
Concentra is publishing today its first Investor Book, providing a comprehensive primer on its business, value proposition, growth strategy, industry, and financial performance. The materials can be accessed on Concentra’s website at https://ir.concentra.com.

Company Overview
Concentra is the largest provider of occupational health services in the United States by number of locations, with the mission of improving the health of America’s workforce, one patient at a time. Our approximately 13,000 colleagues and affiliated physicians and clinicians support the delivery of an extensive suite of services, including occupational and consumer health services and other direct-to-employer care. We support the care of approximately 53,000 patients each day on average across 47 states at our 628 occupational health centers, 411 onsite health clinics at employer worksites, and Concentra Telemed as of December 31, 2025.
* * * * *
Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), including statements related to Concentra’s 2026 and long-term business outlook. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements due to factors including the following:
•Changes in the frequency of work-related injuries and illnesses and other factors influencing demand for our services;
•Changes to our relationships with employer customers, third-party payors, workers’ compensation provider networks or employer services networks, including changes in, or our failure to comply with, contract terms;
•The impacts of current and future public policy developments and the implementation of new, and possible changes to or evolving interpretations of existing, federal and state laws and regulations, or our failure to comply with such laws or regulations or comply on a timely basis;
•The impacts of cost containment initiatives, including changes in reimbursement policies, methodologies or payment rates undertaken by state workers’ compensation boards or commissions, employer groups, other third-party payors, and others;
•Our ability to realize reimbursement increases at rates sufficient to keep pace with the inflation of our costs;
•Our ability to navigate labor shortages, increased employee turnover or costs, and union activity;
•Our ability to compete effectively with other occupational health centers, onsite health clinics at employer worksites, and healthcare providers;
•The impacts of any security breaches, cyberattacks, loss of data, or cybersecurity threats or incidents involving our, or our third-party vendors’, information technology systems, and any failure to comply with legal requirements related to data privacy, interoperability or data protection, including those governing the privacy and security of health information or other regulated, sensitive or confidential information;
•The impacts of negative publicity, which could result in increased governmental and regulatory scrutiny and possibly adverse regulatory changes;
•Our ability to navigate significant legal actions, including with respect to any uninsured liabilities;
•The impacts of litigation and other legal and regulatory proceedings;
•Our ability to successfully navigate any future acquisitions;
•Our exposure to additional risk due to our reliance on third parties in many aspects of our business;
•Our ability to manage relationships with Managed PCs;
•Our ability to adapt to healthcare technology initiatives;
•The impacts of facility licensure requirements, which may be costly and time-consuming, limiting or delaying our operations;
•Our ability to adequately protect and enforce our intellectual property and other proprietary rights;

•Our ability to navigate uncertainty in the healthcare industry;
•Our ability to navigate adverse, uncertain economic conditions, both in the United States or globally;
•The impacts of impairment of our goodwill and other intangible assets;
•Our ability to maintain satisfactory credit ratings;
•Our ability to manage the effects of the Separation on our business;
•Our ability to achieve the expected benefits of and successfully execute the Separation and related transactions;
•The impacts of restrictions on our business, potential tax and indemnification liabilities and substantial charges in connection with the Separation and related transactions;
•The effects related to pandemics, epidemics, outbreaks of infectious disease, or other public health crises;
•The impacts related to the loss of key members of our management team;
•Our ability to attract and retain talented, highly skilled employees and a diverse workforce, and on the succession of our senior management;
•The impacts of climate change, or legal, regulatory or market measures to address climate change;
•Our ability to navigate increasing scrutiny and rapidly evolving expectations from stakeholders regarding environmental, social, and governmental (“ESG”) matters; and
•The impacts of changes in tax laws or exposures to additional tax liabilities.
Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results or performance.

I. Net Income to Adjusted EBITDA Reconciliation
For the Three Months and Year Ended December 31, 2025 and 2024
(In thousands, preliminary and unaudited)
Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures that we believe provide useful insight into the underlying performance of our business by excluding items that may obscure trends in our core operating results. These metrics are not intended to be substitutes for U.S. GAAP measures such as net income and may differ from similarly titled metrics supported by other companies. We use these non-GAAP measures internally for budgeting, forecasting, and evaluating performance. Investors should consider these measures in addition to, and not as a replacement for, U.S. GAAP results reported in our financial statements.
Adjusted EBITDA is a supplemental measure that we believe offers useful insight to the Company’s business performance by excluding items that do not reflect the core operations of the Company. We define adjusted EBITDA as net income before interest, income taxes, depreciation and amortization, stock-based compensation expense, acquisition related costs, gains or losses on early retirement of debt, separation transaction costs, gains or losses on the sale of businesses, and equity in earnings or losses from unconsolidated subsidiaries. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue. Adjusted EBITDA margin helps assess the efficiency of our operations on a normalized basis.
The following table reconciles net income to Adjusted EBITDA and net income margin to Adjusted EBITDA margin and should be referenced when we discuss Adjusted EBITDA and Adjusted EBITDA margin.

	Three Months Ended December 31,				Year Ended December 31,
	2025		2024		2025		2024
	Amount	% of Revenue(2)	Amount	% of Revenue(2)	Amount	% of Revenue(2)	Amount	% of Revenue(2)
Reconciliation of Adjusted EBITDA:
Net income	$36,191	6.7%	$22,800	4.9%	$172,849	8.0%	$171,897	9.0%
Add (Subtract):
Income tax expense	6,602	1.2	9,848	2.1	50,978	2.4	59,496	3.1
Interest expense	26,866	5.0	26,439	5.7	109,290	5.1	47,714	2.5
Interest expense on related party debt	—	—	—	—	—	—	21,980	1.2
Equity in losses of unconsolidated subsidiaries	—	—	—	—	—	—	3,676	0.2
Loss on early retirement of debt	—	—	—	—	875	0.0	—	—
Stock compensation expense	3,606	0.7	1,827	0.4	10,490	0.5	2,327	0.1
Depreciation and amortization	20,291	3.8	15,610	3.4	75,817	3.5	67,178	3.6
Separation transaction costs(1)	1,393	0.3	124	0.0	4,093	0.2	1,693	0.1
Nova and Pivot Onsite Innovations acquisition costs	320	0.1	895	0.2	7,471	0.3	895	0.0
Adjusted EBITDA(2)	$95,269	17.7%	$77,543	16.7%	$431,863	20.0%	$376,856	19.8%
Net income margin		6.7%		4.9%		8.0%		9.0%
Adjusted EBITDA margin		17.7%		16.7%		20.0%		19.8%
_____________________________________
(1)    Separation transaction costs represent non-recurring incremental consulting, legal, audit-related fees, system implementation, and software disposal costs incurred in connection with the Company’s separation into a new, publicly traded company and are included within general and administrative expenses on the condensed consolidated statements of operations.
(2)     May not foot due to rounding.

II. Earnings per Share to Adjusted Earnings per Share Reconciliation
For the Three Months and Year Ended December 31, 2025 and 2024
(In thousands, except per share amounts, preliminary and unaudited)
Adjusted Net Income Attributable to the Company and Adjusted Earnings per Share are used by management to provide useful insight into the underlying performance of our business. Adjusted Net Income Attributable to the Company and Adjusted Earnings per Share are not measures of financial performance under U.S. GAAP and are not intended to be substitutes for U.S. GAAP measures such as net income or earnings per share. These metrics may differ from similarly titled metrics supported by other companies. Concentra believes that the presentation of Adjusted Net Income Attributable to the Company and Adjusted Earnings per Share are important to investors because they are reflective of the financial performance of Concentra’s ongoing operations and provide better comparability of its results of operations between periods. Investors should consider these measures in addition to, and not as a replacement for, U.S. GAAP results reported in our financial statements.
We define Adjusted Net Income Attributable to the Company as net income attributable to the Company, excluding gain (loss) on early retirement of debt, separation transaction costs, and acquisition costs, all on an after tax basis. We define Adjusted Earnings per Share as the Adjusted Net Income Attributable to the Company divided by the diluted weighted average shares outstanding.
The following table reconciles net income attributable to the Company and earnings per share on a fully diluted basis to Adjusted Net Income Attributable to the Company and Adjusted Earnings per Share on a fully diluted basis.

	Three Months Ended December 31,				Year Ended December 31,
	2025	Per Share(4)	2024	Per Share(4)	2025	Per Share(4)	2024	Per Share(4)
Reconciliation of Adjusted Net Income Attributable to the Company:(1)
Net income attributable to the Company	$34,685	$0.27	$21,512	$0.17	$166,415	$1.30	$166,543	$1.46
Adjustments:
Loss on early retirement of debt	—	—	—	—	875	0.01	—	—
Separation transaction costs(2)	1,393	0.01	124	0.00	4,093	0.03	1,693	0.01
Nova and Pivot Onsite Innovations acquisition costs	320	0.00	895	0.01	7,471	0.06	895	0.01
Total additions (subtractions), net	$1,713	$0.01	$1,019	$0.01	$12,439	$0.10	$2,588	$0.02
Less: tax effect of adjustments(3)	(264)	0.00	(308)	0.00	(2,836)	(0.02)	(665)	0.01
Adjusted Net Income Attributable to the Company	$36,134	$0.28	$22,223	$0.17	$176,018	$1.37	$168,466	$1.48

Weighted average shares outstanding - diluted		128,688		127,643		128,296		114,203
_____________________________________
(1)    Beginning in the second quarter of 2025, we updated the schedule for all periods presented to include Net Income Attributable to the Company. Management believes this measure will provide an improved insight into the performance of our business.
(2)    Separation transaction costs represent non-recurring incremental consulting, legal, audit-related fees, system implementation, and software disposal costs incurred in connection with the Company’s separation into a new, publicly traded company and are included within general and administrative expenses on the condensed consolidated statements of operations.
(3)    Tax impact is calculated using the annual effective tax rate, excluding discrete costs and benefits.
(4)    May not total due to rounding.

III. Net Cash Provided by Operating Activities to Free Cash Flow Reconciliation
For the Year Ended December 31, 2025
(In thousands, preliminary and unaudited)
Free Cash Flow is used by management to provide useful insight into the underlying performance of our business. Free Cash Flow is not a measure of financial performance under U.S. GAAP and is not intended to be a substitute for U.S. GAAP measures, such as net cash provided by operating activities. This metric may differ from similarly titled metrics supported by other companies. Concentra believes that the presentation of Free Cash Flow is important to investors because it is reflective of the financial performance and cash flows of Concentra’s ongoing operations and provides a better comparability of its cash flows between periods. Investors should consider these measures in addition to, and not as a replacement for, U.S. GAAP results reporting in our financial statements.
We define Free Cash Flow as net cash provided by operating activities less net cash used in investing activities, excluding business combinations, net of cash acquired.
The following table reconciles net cash provided by operating activities to Free Cash Flow.

Year Ended December 31,
2025
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$279,398
Add (Subtract):
Net cash used in investing activities	(414,857)
Business combinations, net of cash acquired	333,300
Free Cash Flow	$197,841

IV. Key Statistics
For the Three Months Ended December 31, 2025 and 2024
(preliminary and unaudited)

The following table sets forth operating statistics for our occupational health centers operating segment for the periods presented:

	Three Months Ended December 31,
	2025	2024	% Change
Number of patient visits
Workers’ compensation	1,559,160	1,429,344	9.1%
Employer services	1,647,612	1,506,163	9.4%
Consumer health	57,550	59,481	(3.2)%
Total	3,264,322	2,994,988	9.0%

Visits per day volume
Workers’ compensation	24,362	22,334	9.1%
Employer services	25,744	23,534	9.4%
Consumer health	899	929	(3.2)%
Total	51,005	46,797	9.0%

Revenue per visit(1)
Workers’ compensation	$210.66	$202.28	4.1%
Employer services	92.17	91.09	1.2%
Consumer health	141.07	137.72	2.4%
Total	$149.63	$145.08	3.1%

Business Days(2)	64	64
_____________________________________
(1)    Represents the average amount of revenue recognized for each patient visit. Revenue per visit is calculated as total patient revenue divided by total patient visits. Revenue per visit as reported includes only the revenue and patient visits in our occupational health centers operating segment and does not include our onsite health clinics or other businesses operating segments.
(2)    Represents the number of days in which normal business operations were conducted during the periods presented.

V. Key Statistics
For the Year Ended December 31, 2025 and 2024
(preliminary and unaudited)

The following table sets forth operating statistics for our occupational health centers operating segment for the periods presented:

	Year Ended December 31,
	2025	2024		% Change
Number of patient visits
Workers’ compensation	6,215,456	5,794,168		7.3%
Employer services	7,104,227	6,596,573		7.7%
Consumer health	227,024	232,762		(2.5)%
Total	13,546,707	12,623,503		7.3%

Visits per day volume
Workers’ compensation	24,374	22,633		7.7%
Employer services	27,860	25,768		8.1%
Consumer health	890	909		(2.1)%
Total	53,124	49,311	(3)	7.7%

Revenue per visit(1)
Workers’ compensation	$210.15	$199.53		5.3%
Employer services	92.84	90.36		2.7%
Consumer health	137.88	135.41		1.8%
Total	$147.42	$141.30		4.3%

Business days(2)	255	256
_____________________________________
(1)    Represents the average amount of revenue recognized for each patient visit. Revenue per visit is calculated as total patient revenue divided by total patient visits. Revenue per visit as reported includes only the revenue and patient visits in our occupational health centers operating segment and does not include our onsite health clinics or other businesses operating segments.
(2)    Represents the number of days in which normal business operations were conducted during the periods presented.
(3)    May not foot due to rounding.

VI. 2026 Net Income to Adjusted EBITDA Reconciliation
Business Outlook for the Year Ending December 31, 2026
(In millions, unaudited)
The following is a reconciliation of full year 2026 Adjusted EBITDA expectations as computed at the low and high points of the range to the closest comparable U.S. GAAP financial measure. Refer to table I for discussion of Concentra's use of Adjusted EBITDA in evaluating financial performance and for the definition of Adjusted EBITDA. Each item presented in the below table is an estimation of full year 2026 expectations.

	Range
	Low	High
Net income attributable to the Company	$176	$191
Net income attributable to non-controlling interests	6	6
Net income	$182	$197
Income tax expense	61	66
Interest expense	105	105
Income from operations	348	368
Stock compensation expense	21	21
Depreciation and amortization	81	81
Adjusted EBITDA	$450	$470

VII. 2026 Net Cash Provided by Operating Activities to Free Cash Flow Reconciliation
Business Outlook for the Year Ending December 31, 2026
(In millions, unaudited)
The following table is a reconciliation of full year 2026 Free Cash Flow expectations as computed at the low and high points of the range to the closest comparable U.S. GAAP financial measure. Refer to table III for discussion of Concentra’s use of Free Cash Flow in evaluating financial performance and for the definition of Free Cash Flow. Each item presented in the below table is an estimation of full year 2026 expectations.

	Range
	Low	High
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$280	$295
Add (Subtract):
Net cash used in investing activities	(84)	(74)
Business combinations, net of cash acquired	4	4
Free Cash Flow	$200	$225